UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Integra LifeSciences Holdings Corporation (“ILS Holdings”) on July 20, 2015 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed. The consolidated financial statements of TEI Biosciences Inc., a Delaware corporation ("TEI Bio") and subsidiary, which includes TEI Medical Inc., a Delaware corporation ("TEI Med") represent the business acquired by Integra LifeSciences Corporation (the “Company”), a Delaware corporation and wholly-owned subsidiary of ILS Holdings.

As previously announced, on June 26, 2015, the Company entered into two merger agreements for the acquisition by merger (the "Mergers") of TEI Bio and TEI Med. On July 17, 2015, the Mergers were completed. In accordance with the terms of the Agreement and Plan of Merger dated as of June 26, 2015 (the “Bio Merger Agreement”) by and among the Company, Patriot S1, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub Bio”), TEI Bio, and Dr. Yiannis Monovoukas, as securityholders’ representative (the “SH Rep”), Merger Sub Bio merged with and into TEI Bio, resulting in TEI Bio becoming a wholly-owned subsidiary of the Company. In accordance with the terms of the Agreement and Plan of Merger dated as of June 26, 2015 (the “Med Merger Agreement”, and, together with the Bio Merger Agreement, the “Merger Agreements”) by and among the Company, Patriot S2, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub Med”), TEI Med, and the SH Rep, Merger Sub Med merged with and into TEI Med, resulting in TEI Med becoming a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreements, the Company paid an aggregate purchase price of approximately $312 million ($211 million pursuant to the Bio Merger Agreement, and $101 million pursuant to the Med Merger Agreement), subject in each case to purchase price adjustments for certain working capital changes.
The description of the terms of the Merger Agreements is qualified in its entirety by reference to the copy of such Merger Agreements attached as Exhibit 2.1 (the “Bio Merger Agreement”) and Exhibit 2.2 (the “Med Merger Agreement”) to the Initial Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

TEI Biosciences, Inc. and Subsidiary Consolidated Financial Statements for the years ended December 31, 2014 and 2013 With Report of Independent Auditors.

TEI Biosciences, Inc. and Subsidiary Condensed Consolidated Financial Statements (Unaudited) for the quarters ended March 31, 2015 and 2014.

(b) Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet of ILS Holdings and TEI Biosciences, Inc. as of March 31, 2015.

Unaudited Pro Forma Condensed Combined Statements of Operations of ILS Holdings and TEI Biosciences, Inc. for the year ended December 31, 2014.

Unaudited Pro Forma Condensed Combined Statements of Operations of ILS Holdings and TEI Biosciences, Inc. for the three-month period ended March 31, 2015.

Notes to Unaudited Pro Forma Condensed Combined Financial Information of ILS Holdings and TEI Biosciences, Inc.

(d) Exhibits

2.1 Bio Merger Agreement dated June 26, 2015 (Incorporated by reference to Exhibit 2.1 to ILS Holdings' Current Report on Form 8-K filed on July 20, 2015)

2.2	Med Merger Agreement dated June 26, 2015 (Incorporated by reference to Exhibit 2.2 to ILS Holdings' Current Report on Form 8-K filed on July 20, 2015)

23     Consent of Independent Auditor

ITEM 9.01 (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

TEI BIOSCIENCES, INC.

Financial Statements

C O N S O L I D A T E D F I N A N C I A L S T A T EME N T S

TEI Biosciences Inc. and Subsidiary
Years Ended December 31, 2014 and 2013
With Report of Independent Auditors

TEI Biosciences Inc. and Subsidiary
Consolidated Financial Statements
Years Ended December 31, 2014 and 2013

Contents

Report of Independent Auditors......................................................................................................................................................1

Consolidated Financial Statements

Report of Independent Auditors

The Board of Directors
TEI Biosciences Inc.

We have audited the accompanying consolidated financial statements of TEI Biosciences Inc. and subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of TEI Biosciences Inc. and subsidiary at December 31, 2014 and 2013, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
June 25, 2015

TEI Biosciences Inc. and Subsidiary
Consolidated Balance Sheets

	December 31,
	2014	2013
	(All amounts in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$11,402	$22,669
Trade accounts receivable, net of allowance for doubtful accounts of $111 in 2014 and $262 in 2013	9,678	7,450
Inventories	6,469	5,810
Prepaid income taxes	3,415	2,397
Prepaid expenses and other current assets	262	293
Deferred income taxes	236	602
Total current assets	31,462	39,221

Property and equipment, net	1,385	1,052
Security deposit	44	44
Deferred tax assets, net	1,136	1,261
Total assets	$34,027	$41,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$396	$325
Accrued expenses	1,631	1,803
Dividends payable	11	—
Deferred revenue	433	—
Current portion of deferred license fees	—	125
Total current liabilities	2,471	2,253

Deferred tax liability	40	—
Deferred license fees, net of current portion	—	219
Deferred rent	318	293

Commitments and contingencies (Note 12)

Stockholders’ equity:
Common stock; $0.001 par value; 20,000 authorized shares; 7,455 shares issued and outstanding in 2014 and 7,453 shares issued and outstanding in 2013	7	7
Additional paid-in capital	14,131	13,776
Notes receivable - officer	(2,862)	(2,862)
Retained earnings	13,028	22,893
Total stockholders’ equity	24,304	33,814
Non-controlling interest	6,894	4,999
Total Equity	31,198	38,813
Total liabilities and equity	$34,027	$41,578

See accompanying notes.
		2

TEI Biosciences Inc. and Subsidiary
Consolidated Statements of Income and Comprehensive Income

	Year Ended December 31,
	2014	2013
	(All amounts in thousands)
Revenues:
Product sales	$62,868	$64,839
Royalty income	244	273
License fee	344	125
Total revenues	63,456	65,237

Cost of goods sold	7,386	5,413
Gross profit	56,070	59,824

Operating expenses:
Research and development	2,728	3,015
General and administrative	7,404	6,457
Sales and marketing	26,182	22,885
Total operating expenses	36,314	32,357

Operating income	19,756	27,467

Other income and expense:
Interest income	70	70
interest expense	(6)	(56)
	64	14

Income before income tax expense	19,820	27,481
Income tax expense	7,452	10,069
Net income	$12,368	$17,412
Net income attributable to non-controlling interest	$1,900	$1,655
Net income attributable to controlling interest	$10,468	$15,757

Other comprehensive income:
Net income	$12,368	$17,412
Comprehensive income	$12,368	$17,412

See accompanying notes.

		3

TEI Biosciences Inc. and Subsidiary
Consolidated Statements of Stockholders’ Equity
(All amounts in thousands)

	Common Stock
	Number of Shares	$0.001 Par Value	Additional Paid-In Capital	Notes Receivable - Officer	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity	Non-Controlling Interest	Total Equity

Balance at January 1, 2013	7,473	$7	$13,633	$(2,862)	$—	$7,379	$18,157	$3,339	$21,496
Net income	—	—	—	—	—	15,757	15,757	1,655	17,412
Stock-based compensation expense	3	—	143	—	—	—	143	13	156
Repurchase and cancellation of shares	(23)	—	—	—	—	(243)	(243)	(8)	(251)

Balance at December 31, 2013	7,453	7	13,776	(2,862)	—	22,893	33,814	4,999	38,813
Net income	—	—	—	—	—	10,468	10,468	1,900	12,368
Exercise of stock options, including excess tax benefit and deductions of $60	24	—	202	—	—	—	202	—	202
Declaration of dividends	—	—	—	—	—	(19,972)	(19,972)	—	(19,972)
Stock-based compensation expense	3	—	153	—	—	—	153	12	165
Repurchase and cancellation of shares	(25)	—	—	—	—	(361)	(361)	(17)	(378)

Balance at December 31, 2014	7,455	$7	$14,131	$(2,862)	$—	$13,028	$24,304	$6,894	$31,198

See accompanying notes.

TEI Biosciences Inc. and Subsidiary
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2014	2013
	(All amounts in thousands)
OPERATING ACTIVITIES:
Net income	$12,368	$17,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	249	210
Stock-based compensation expense for equity awards	165	156
Excess tax benefit and deductions from stock-based compensation	(60)	—
Provision for doubtful accounts	(72)	222
Deferred income tax expense	513	365
Deferred rent	25	64
Changes in operating assets and liabilities:
Trade Accounts receivable	(2,156)	(783)
Prepaid income taxes	(940)	517
Inventories	(659)	(1,815)
Prepaid expenses and other current assets	31	(170)
Accounts payable	71	(200)
Accrued expenses	(172)	262
Deferred revenue	433	—
Deferred license fees	(344)	(125)
Net cash provided by operating activities	9,452	16,115
INVESTING ACTIVITIES:
Purchases of property and equipment	(582)	(453)
Net cash used in investing activities	(582)	(453)
FINANCING ACTIVITIES:
Payment of dividends	(19,961)	—
Repurchase and retirement of shares	(378)	(251)
Proceeds received from exercise of stock options	142	—
Excess tax benefit and deductions from stock-based compensation	60	—
Repayments made on term note payable	—	(5,500)
Net cash used in financing activities	(20,137)	(5,751)

Net (decrease) increase in cash and cash equivalents	(11,267)	9,911
Cash and cash equivalents at beginning of year	22,669	12,758
Cash and cash equivalents at end of year	$11,402	$22,669

See accompanying notes.

		5

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

1. Operations

TEI Biosciences Inc. (the Company) is a biomedical company developing, manufacturing, marketing, and selling biologic devices for the repair, reinforcement, or reconstruction of human tissues that have failed due to aging, injury or disease. TEI Medical Inc. (TEI Medical) is a biomedical company developing, marketing, and selling biologic devices for the repair, reinforcement, or reconstruction of human tissues that have failed due to aging, injury or disease.

The Company has developed a family of collagen-based soft tissue repair products that have been cleared by the United States Food and Drug Administration for use in a broad spectrum of tissue repair applications. The Company’s principal sales and marketing partners include Medtronic Neurosurgery for Durepair® and Boston Scientific for Xenform®. The Company also sells SurgiMend® in the U.S. through its sales force and in certain foreign countries through a network of independent agents. TEI Medical’s principal sales and marketing partners include Stryker Orthopaedics (Stryker) for TissueMend®. TEI Medical also sells PriMatrix® in the U.S. through its sales force and in certain foreign countries through a network of independent agents.

2. Summary of Significant Accounting Policies

Principles of Consolidation and Variable-Interest Entity (VIE)

The consolidated financial statements include the accounts of TEI Biosciences Inc. and its 100% wholly owned subsidiary, TEI Biosciences (UK) Limited. All significant intercompany accounts and transactions have been eliminated.

The consolidated financial statements also include the accounts of TEI Medical Inc. (TEI Medical), which was established in a spin-off transaction in 2011 (see Note 3), and has been determined to be a VIE to which the Company is the primary beneficiary. TEI Medical is under largely the same common ownership as the Company, and, as further discussed in Note 3, the operations of TEI Medical in 2014 and 2013 were fully dependent on the product distribution, which was amended in January 2014, license agreement, manufacturing and supply, and operational services agreements established with the Company. All significant transactions between the Company and TEI Medical have been eliminated in consolidation.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist of money market funds totaling $3,545 and $9,572 at December 31, 2014 and 2013, respectively.

Investments with maturities in excess of three months but less than one year are either classified as held-to-maturity securities or available for sale. Management determines the appropriate classification of debt securities at the time of purchase, and reevaluates such designation as of each balance sheet date. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity computed under the effective-interest method. Such amortization is included in interest income. Interest on securities classified as held to maturity is included in interest income.

Trade Accounts Receivable and Allowance for Doubtful Accounts

The Company carries its receivables at invoiced amounts less an allowance for doubtful accounts. The Company provides for an allowance for doubtful accounts based on management’s periodic review for recoverability of accounts receivable of its customers, as well as history of past write-offs, collections and current credit conditions.

The Company’s policy is not to accrue interest on past-due trade receivables.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)

Inventories

Inventories are stated at the lower of cost or market value, with cost being determined on a first-in, first-out basis. Inventories consist of raw material, work in process, and finished goods. Raw material includes unprocessed raw animal skins on hand, chemicals used for processing raw animal skins, and miscellaneous purchased components. Work in process includes: (a) processed animal skins before and after lyophilization, but before cutting; (b) lyophilized material cut and ready for sterilization; and (c) sterilized material, but before final packaging. Finished goods represent packaged product available to be shipped to fulfill customer orders. At each balance sheet date, the Company assesses the need to record a provision for excess and obsolete inventory based on the evaluation of inventories for excess quantities, obsolescence or shelf-life expiration. This evaluation includes analyses of historical sales levels by product, projections of future demand, new product launches, the risk of technological or competitive obsolescence for products, general market conditions, and a review of the shelf-life expiration dates for products, as well as the feasibility of reworking or using excess or obsolete products or components in the production or assembly of other products that are not obsolete, or for which there are not excess quantities in inventory. Any such provisions are recorded as cost of sales.

Property and Equipment

Property and equipment are recorded at cost and depreciated over the estimated useful life of the asset using the straight-line method. Details of the components of property and equipment are as follows at December 31:

	2014	2013

Leasehold improvements	$2,165	$2,157
Furniture and laboratory equipment	2,802	2,421
Computer and office equipment	825	778
Motor vehicles	20	20
Equipment under lease obligations	93	93
	5,905	5,469
Less: accumulated depreciation and amortization	(4,520)	(4,417)
	$1,385	$1,052

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment (continued)

The estimated useful life of various assets is as follows:

Asset Classification	Estimated Useful Life

Leasehold improvements	Shorter of remaining life of lease or useful life
Furniture and laboratory equipment	7 years
Computer and office equipment	4 years
Motor vehicles	4 years

Repairs and maintenance costs are charged to expense as incurred.

Revenue Recognition

License fees, where the Company has an ongoing involvement or performance obligation, are generally recorded as deferred revenue in the consolidated balance sheet and amortized into license fee revenue in the consolidated income statement over the term of the performance obligation. The Company also recognizes revenues from royalties, which are recognized as earned on an accrual basis.

The Company recognizes revenue from product sales to its marketing partners and sales directly to end customers upon shipment, provided that there is evidence of a final arrangement, passage of title and risk of loss, there are no uncertainties surrounding acceptance, collectability is probable, and the price is fixed or determinable. The Company recognizes revenue from product sales through its sales force and independent agents upon delivery to the end customer provided that there is evidence of a final arrangement, passage of title and risk of loss, there are no uncertainties surrounding acceptance, collectability is probable, and the price is fixed or determinable. Amounts billed to customers for shipping and handling are included in revenue at the time the related product revenue is recognized. Shipping and handling costs included in sales and marketing expenses amounted to $309 in 2014 and $293 in 2013.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk and Significant Customers

The Company has no financial instruments with off-balance sheet risk. The Company invests its cash and cash equivalents in financial institutions that federally insure up to $250 of deposits. At December 31, 2014, such amounts were in excess of FDIC limits by approximately $10,996.

Seven customers represented 33% of the total trade accounts receivable and 32% of total product revenues in 2014. Seven customers represented 22% of the total trade accounts receivable and 36% of total product revenues in 2013.

Reclassifications

The consolidated statement of cash flows for 2013 includes a reclassification between accounts payable of ($200) and accrued expenses of $262. These amounts were previously reported as one line on the consolidated statement of cash flows as $62. These amounts were reclassified to conform to the current year’s presentation, with no impact on financial condition.

Foreign Currency Translation and Transactions

The financial statements of the Company’s United Kingdom subsidiary, TEI Biosciences (UK) Limited, are measured using the Great Britain Pound (GBP) as the functional currency. Assets and liabilities of this subsidiary are translated at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the average daily rate of exchange during the reporting period. Resulting gains or losses are recognized as a component of other comprehensive income (loss), but have not been material to date.

Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transaction. Transaction gains or losses were not material for the years ended December 31, 2014 and 2013.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

2. Summary of Significant Accounting Polices (continued)

Fair Value of Financial Instruments

Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures establishes the following fair value hierarchy for the use of observable inputs and unobservable inputs in valuing assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company’s investment strategy is focused on capital preservation. The Company invests in instruments that meet credit quality standards as outlined in the Company’s investment policy guidelines. These guidelines also limit the amount of credit exposure to any one issue or type of instrument. Currently, the company’s investments are limited to money market accounts.

As of December 31, 2014 and 2013, all of the Company’s financial assets that were subject to fair value measurements were valued using observable inputs, and the Company had no financial liabilities that were subject to fair value measurement. The Company’s financial assets, valued based on Level 2 inputs, consisted of money market instruments:

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

2. Summary of Significant Accounting Polices (continued)

Fair Value of Financial Instruments (continued)

		Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	December 31, 2014	(Level 1)	(Level 2)	(Level 3)

Money market	$3,545	$—	$3,545	$—
	$3,545	$—	$3,545	$—

		Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	December 31, 2014	(Level 1)	(Level 2)	(Level 3)

Money market	$9,572	$—	$9,572	$—
	$9,572	$—	$9,572	$—

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)

Research and Development Expenses

The Company expenses research and development costs as incurred.

Research and development costs primarily comprise salaries and fringe benefits, professional fees (excluding legal expenses), pre-clinical studies, testing costs, supplies and facilities costs.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, which represent property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company does not believe that any events have occurred that would indicate that its long-lived assets were impaired at December 31, 2014.

Income Taxes

The Company provides for federal and state income taxes whereby a deferred tax asset or liability is measured at the enacted tax rates that would be in effect when any differences between the financial statement and tax bases of assets and liabilities are expected to reverse.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense totaled $1,106 in 2014 and $711 in 2013.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The foreign currency gain was immaterial in 2014 and 2013.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)

Accounting for Stock-Based Compensation

All share-based payments to employees are recognized as compensation in the consolidated income statement based on their fair values. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. The risk-free interest rate used is the rate for a U.S. Treasury zero coupon issue with a remaining life consistent with the expected life of the option. The Company did pay a dividend in 2014 but has no scheduled expected dividend in the future. The expected life of options granted represents the period of time that option grants are expected to be outstanding. The Company uses the short-cut method as permitted under Staff Accounting Bulletin No. 107, Share-Based Payment, to estimate the expected life of options granted as the Company does not have a sufficient history of stock option exercises to derive an exclusive term. Expected volatilities are based on historical volatilities from guideline companies since there is no active market for the Company’s common stock.

Weighted-average assumptions used for grants are as follows:

Assumption	2014	2013

Risk-free interest rates	1.87%	1.16%
Expected dividend yield	—%	—%
Expected life in years	5.50	5.50
Expected volatility	55%	56%
Weighted-average fair value of options granted during the year	$7.32	$5.35

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers ASU 2014-09 affects all entities — public, private, and not-for-profit—that have contracts with customers, except for certain items, which include leases, insurance contracts; most financial instruments, and guarantees (other than product or service warranties). The new revenue recognition standard eliminates the transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replaces it with a principle-based approach for determining revenue recognition.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

All nonpublic entities are required to apply the revenue recognition standard for annual reporting periods beginning on or after December 15, 2017, and interim reporting periods within annual reporting periods beginning after December 15, 2018. Nonpublic entities may elect to apply the requirements of the revenue standard earlier as of the following dates: (a) An annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period (public entity effective date); (b) an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning after December 15, 2017; and (c) an annual reporting period beginning after December 15, 2017, including interim reporting periods within that reporting period. The implementation of ASU 2014-09 has not been fully evaluated as to the effect on the Company's consolidated financial statements.

3. Spin-Off Transaction

On October 31, 2011, TEI Medical was established as a wholly owned subsidiary through the issuance of 999 voting shares of common stock and 3 million non-voting shares of preferred stock to the Company in exchange for a license of the Company’s intellectual property in the orthopedic and wound management fields of use, and for certain assets, including tradenames, regulatory clearance, third-party distribution agreements and $357 of cash.

On November 15, 2011, TEI Medical commenced operations and, simultaneously, all the common shares of TEI Medical were distributed in the form of a dividend to each shareholder of the Company based on a 1-to-10 ratio of common shares held in the Company. The Company maintains ownership of all non-voting preferred shares of TEI Medical.

In connection with the spin-off, TEI Medical obtained a royalty-free, perpetual, irrevocable, exclusive, worldwide, and fully paid license to all the Company’s intellectual property, technology, know-how, products, and product concepts in the fields of use consisting of orthopedics (excluding spine surgery) and wound management (including burn care). The Company entered into a Distribution Agreement with TEI Medical whereby the Company has been a non-exclusive distributor for sales of PriMatrix and TissueMend (the Products). Under the Distribution Agreement, the Company has been selling: (a) PriMatrix to domestic accounts, primarily through its direct sales force, and internationally through a network of independent sales agents, and (b) TissueMend to Stryker. In exchange, the Company has been paying a

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

3. Spin-Off Transaction (continued)

distribution fee to TEI Medical based on Product revenues. The Company incurred and recorded total distribution fee expense of $279 and $8,742 to TEI Medical in 2014 and 2013, respectively, which were herein eliminated in consolidation.

The Company also entered into an Operational Services Agreement (the Services Agreement) with TEI Medical under which it has and continues to provide certain administrative, operational, and regulatory services to TEI Medical for a fee. The Company charged TEI Medical $1,310 and $5,955 for services rendered in 2014 and 2013, respectively, which were also eliminated herein in consolidation. Any technology or manufacturing developments or improvements made by the Company during the term of the Services Agreement, which are applicable to the TEI Medical Field of Use, will be licensed to TEI Medical on an exclusive basis, at no additional cost.

On January 11, 2014, the Company and TEI Medical amended and restated the November 15, 2011, Distribution Agreement. Prior to this amendment, the Company sold PriMatrix directly to customers and TissueMend to Stryker and paid TEI Medical a distribution fee. On January 11, 2014, the Company transferred its entire wound healing sales reps and other wound healing employees to TEI Medical, and the distribution fee arrangement stopped. Subsequent to January 11, 2014 the Company continues to manufacture products for TEI Medical and ship such products to customers on behalf of TEI Medical with a cost plus 30% mark up. TEI Medical is responsible for all sales and marketing activities related to PriMatrix and for sales of TissueMend to Stryker. On May 1 and again on October 1, 2014, the Company and TEI Medical amended the Manufacturing and Supply Agreement between the parties to increase the transfer price charged by the Company to TEI Medical for the manufacturing, storage and shipping of TEI Medical products to $4 and $5 per sq cm, respectively, from the original transfer price of cost plus 30%. All amounts have been eliminated in consolidation.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

4. Inventories

Inventories consisted of the following as of December 31:

	2014	2013

Raw material	$1,254	$1,167
Work in process	2,781	2,153
Finished goods	2,434	2,490
	$6,469	$5,810

5. Line of Credit

The Company had a $6,000 bank line of credit. The line bore interest at a fluctuating rate per annum determined by the bank to be 2.00% above the Daily One-Month London Interbank Offered Rate (LIBOR) in effect from time to time. The line-of-credit was secured by all Company assets. The line of credit was terminated in July 2013 when the term note payable (see Note 6) was repaid in full.

6. Term Note Payable

The Company had a $6,000 term note payable with a bank. The term note payable bore interest at a fluctuating rate per annum determined by the bank to be 2.00% above the Daily One-Month LIBOR in effect from time to time. The Company repaid this note in full in July 2013.

7. Deferred Compensation

The Company’s founder had agreed, through July 1999, to defer the payment of part of his annual compensation. In 2001, he agreed to accept a contingent future issuance of 441 shares of the Company’s common stock in lieu of a deferred compensation obligation of $1,764, contingent on: (a) the sale of the Company to a third party or (b) the first public offering of shares of common stock in which he would be able to participate and sell a sufficient number of shares of common stock to satisfy any federal or state tax obligation arising as the result of the Company’s payment of the deferred compensation obligation.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

8. Income Tax

Income tax expense consists of the following for the year ended December 31:

	2014	2013
Current:
Federal	$5,762	$8,088
State	1,177	1,616
	6,939	9,704
Deferred:
Federal	470	352
State	43	13
	513	365

Total income tax expense	$7,452	$10,069

The components of deferred tax assets are as follows at December 31:

	2014	2013

Deferred compensation	$683	$680
Depreciation and amortization	523	761
Share-based compensation	374	468
License fee revenue	—	133
Inventory reserves	195	238
Other temporary differences	240	263
	2,015	2,543
Valuation allowance	(683)	(680)
Net deferred tax asset	$1,332	$1,863

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

8. Income Tax (continued)

The utilization of federal tax credit carryforwards is subject to review and possible adjustment by the Internal Revenue Service. Internal Revenue Code (IRC) Section 382 contains provisions that may limit the amount of net operating loss and tax credit carryforwards that the Company may utilize in any one year in the event of certain changes in ownership, as defined.

The Company is subject to federal income tax audits for 2011 and beyond, and state income tax audits for all open periods under the statute of limitations. The Company includes interest and penalties, when necessary, in income tax expense.

The valuation allowance relates to deferred compensation, which has been deemed an indefinitely reversing deferred tax asset. The Company’s valuation allowance at December 31, 2014, increased by $3 from the balance at December 31, 2013, due primarily to the change in the Company’s deferred state tax rate.

The Company’s income tax rate in 2014 and 2013 differed from the statutory rate mainly due to state income taxes.

Income taxes paid for both the Company and TEI Medical amounted to $7,913 in 2014 and $9,630 in 2013.

During 2014, the Company identified an error in its historical income tax provisions and tax filings whereby the Company failed to appropriately consider certain deductions related to its domestic production activities. The Company amended its historical tax filings to claim these deductions. The Company concluded that the financial reporting effects of the missed deductions were not material to any of the Company’s historical financial statements. The cumulative effect of correcting the historical misstatements in the current year would be material to the 2014 financial statements. As such, the historical financial information included herein has been restated to reflect the correction of these immaterial errors. Retained earnings as of January 1, 2013 was increased by $1,362 to reflect the cumulative effect of the corrections through that date. Additionally, income tax expense for 2013 was decreased by $720 and prepaid income taxes as of December 31, 2013 was increased by $2,082.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

9. Stockholders’ Equity – TEI Biosciences Inc.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all the directors. Holders of common stock are entitled to receive ratably only those dividends as may be declared by the Board out of funds legally available thereon. In the event of a liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share ratably in all of the Company’s assets remaining after outstanding liabilities are paid. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Common Stock Repurchase Transactions and Dividends

In 2014, the Company repurchased approximately 25 shares of common stock for approximately $361. The Company also retired these repurchased shares in 2014.

On March 13, 2014, the Board of Directors of the Company declared a cash dividend on all shares of capital stock outstanding as of the close of business on March 14, 2014. The amount of the dividend was $2.67 per share, subject to any required tax withholding. The total amount of the dividend the Company declared to its shareholders was $19,972 and was paid in March and April of 2014.

In 2013, the Company repurchased 23 shares of common stock for $243. The Company also retired these repurchased shares in 2013.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

9. Stockholders’ Equity – TEI Biosciences Inc. (continued)

Stock Option Plan

On June 8, 2006, the stockholders of the Company approved the Company’s 2006 Equity Incentive Plan (the 2006 Plan), which provides for the issuance of shares of common stock up to the greater of 2.5 million shares or 23% of the number of shares outstanding as of January 1 of each year, subject to certain adjustments.

The 2006 Plan is in addition to the 1997 Stock Option Plan (the 1997 Plan) that provided for the issuance of options to purchase a maximum of 2 million shares of common stock. The 1997 Plan expired in February 2007. The options under the 2006 Plan may be granted to employees, directors or consultants. Options under the 2006 Plan vest over a maximum of a four-year period, and expire ten years from the date of grant.

The Board may suspend or terminate the 2006 Plan at any time and, unless previously terminated, the 2006 Plan shall terminate on June 8, 2016. As of December 31, 2014 and 2013, 255 and 250 shares, respectively, were available for grant under the 2006 Plan. Activity under the Stock Option Plans is as follows:

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)

Outstanding at December 31, 2013	372	$5.81	4.71
Granted	6	14.40	—
Exercised	(24)	5.93	—
Cancelled	(15)	8.27	—
Outstanding at December 31, 2014	339	5.85	3.54

Exercisable at December 31, 2014	330	5.76	3.42
Vested and expected to vest at
December 31, 2014	338	5.84	3.53

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

9. Stockholders’ Equity – TEI Biosciences Inc. (continued)

Stock Option Plan (continued)

At December 31, 2014, there was $67 of total unrecognized compensation expense related to non-vested stock option arrangements. The unrecognized compensation expense is calculated by applying an estimated forfeiture rate of 14% to the unvested options. This cost is being amortized on the straight-line method and is expected to be recognized over a weighted-average period of 1.21 years.

Restricted Stock

In March 2011, the Company’s Board of Directors approved amendments to an agreement that covered an award of 600 shares of restricted stock units (RSUs) granted to an officer of the Company in 2008. Each unit represents one share of the Company’s common stock. The arrangement was treated as a share-based liability award due to certain tax-related withholding features, and all restricted stock units have vested.

The amendments include, among other things, a loan (RSU Loan) to the officer in an amount equal to all applicable income and payroll taxes due upon the delivery of the 600 shares of common stock pursuant to the grant. The RSU Loan is due and payable in nine years from the date of issuance along with the related interest.

The second amendment grants the officer the right to require the Company to purchase shares of the underlying common stock at the current fair market value of the shares on the day of notice. The market value is determined by the Company’s Board of Directors solely for the purpose of paying the principal and unpaid interest of the RSU Loan outstanding and the applicable taxes due for the sale of these shares to the Company.

In April 2012, the officer took delivery of the RSUs and entered into a loan of $2,096 with the Company to pay for the applicable income and payroll taxes associated with the receipt of the shares. The loan is collateralized by the underlying shares.

No further compensation expense will be recognized under this share-based liability award as the officer of the Company took delivery of the actual shares in 2012.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

9. Stockholders’ Equity – TEI Biosciences Inc. (continued)

Restricted Stock (continued)

On June 4, 2009, the Board approved the grant of 300 shares of restricted stock to an officer of the Company. The fair value of the restricted stock was based on the market price of the Company’s stock on the date of grant, and the fair value of these shares is being recorded as compensation expense based on the vesting terms of the award. The fair value per share of the restricted stock units at the date of the grant was $4.00. The restricted shares vested in quarterly installments over a three-year period from the grant date. As of December 31, 2014, all 300 restricted shares were vested. No further compensation expense will be recognized related to this award.

Notes Receivable – Officer

In connection with the 2009 restricted stock grant of 300 shares issued to an officer on June 4, 2009, noted above, the Company issued a note receivable in the amount of $300 in order to pay the related personal income taxes on the issuance. The loan is collateralized by 100 shares of common stock owned by the officer. All principal and accrued interest (2.25%) was due on the earliest of June 4, 2014, termination of employment of the officer, a significant equity event, or an event of default. Accrued and unpaid interest is due on June 4 of each year; however, the Company intends to provide a bonus amount to offset the accrued interest due. The Company has presented this note receivable as a reduction of stockholders’ equity.

In March 2011, the Company’s Board of Directors approved an amendment to the restricted stock grant $300 note receivable agreement. The amendment grants the officer the right to require the Company to purchase shares of the underlying common stock at the current fair market value of the shares on the day of notice by the officer as most recently determined by the Company’s Board of Directors solely for the purpose of paying the principal and unpaid interest of the note receivable outstanding and the applicable taxes due for the sale of these shares to the Company.

On March 7, 2013, the Board of Directors approved an amendment to the $300 note receivable. The amendment states that the maturity date of the note receivable would be extended from its original maturity date of June 4, 2014 to April 21, 2021.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

9. Stockholders’ Equity – TEI Biosciences Inc. (continued)

Notes Receivable – Officer (continued)

On September 8, 2011, the same officer exercised fully vested options to purchase 292 shares. The Company issued a note receivable to the officer in the amount of $1,635, which is collateralized by the underlying shares of common stock. All principal and accrued interest (1.63% for the first three years of the note) is due on the earliest of September 8, 2016, termination of employment of the officer, a significant equity event or an event of default. Accrued and unpaid interest is due on September 8 of each year. The components of the $1,635 note receivable represent $1,169 for the exercise of the options to purchase the shares of common stock and $466 for income taxes associated with the exercise of the options to purchase the shares. Under this arrangement, the officer also has the right to put the stock to the Company at the current fair market value of the shares on the day of notice as most recently determined by the Company’s Board of Directors, at a purchase price not to exceed the note receivable balance outstanding, any accrued but unpaid interest, and the associated taxes.

The Company has disclosed the amounts in the notes to the accompanying consolidated financial statements herein and has excluded the note receivable for the exercise of the options and corresponding potential liability ($1,169) from the accompanying consolidated balance sheet as the substance of the transaction is a fully vested stock option. The loan of $466 is collateralized by the underlying shares received by the officer upon exercise of these stock options and has been presented as a reduction of stockholders’ equity.

On March 7, 2013, the Board of Directors approved an amendment to the $1,635 September 8, 2011, note receivable. The amendment states that the maturity date of the note receivable would be extended from its original maturity date of September 8, 2016 to April 21, 2021.

In connection with the delivery of 600 restricted shares to the Officer of the Company on April 21, 2012, which was granted in April 2008 as restricted stock units, the Company issued a note receivable in the amount of $2,096 in order to pay the related personal income taxes on the issuance. The loan is collateralized by the 600 fully vested shares of common stock that were delivered to the officer. All principal and accrued interest (1.15%) is due on the earliest of April 21, 2021, termination of employment of the officer, a significant equity event, or an event of default. Accrued and unpaid interest is due on April 21 of each year. The Company has presented this note receivable as a reduction of stockholders’ equity.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

9. Stockholders’ Equity – TEI Biosciences Inc. (continued)

Notes Receivable – Officer (continued)

On March 7, 2013, the Board of Directors approved an amendment to the officer’s employment agreement as defined in conjunction with the $2,096 April 21, 2012, note receivable. The amendment included, among other things, that the Company shall pay to the officer a bonus payment equal to the principal balance of the note plus all accrued but unpaid interest upon the first occurrence of a change in control that results in payments to the holders of the Company’s common stock of at least $20 per share, provided that the officer has been continuously employed by the Company (except for incapacity or mutually agreed leaves of absences) from the date of the employment agreement until such change in control. The bonus shall be offset against and used first to repay all outstanding principal and accrued but unpaid interest on this note. All payments to the officer must be paid by the Company within 60 days after the occurrence of a change in control. Also under this amendment, the officer has the right to put stock to the Company at the current fair market value of the common shares on the day of notice as most recently determined by the Company’s Board of Directors at a purchase price not to exceed the note receivable balance outstanding, any accrued but unpaid interest, and the associated taxes.

Common Stock Reserved for Future Issuances

As of December 31, 2014, the Company had reserved 1.035 million common stock shares for issuance upon exercise of stock options.

10. Stockholders’ Equity – TEI Medical Inc.

Preferred Stock

TEI Medical was authorized to issue three million shares of non-voting preferred stock with a par value of $0.001 per share. All three million shares were issued to the Company.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of TEI Medical or a deemed liquidation event, the holders of the preferred shares then outstanding shall be entitled to receive a preferred stock liquidation amount which equals the preferred stock original issue price of $1.00 per share, plus any dividends declared but unpaid.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

10. Stockholders’ Equity – TEI Medical Inc. (continued)

Preferred Stock (continued)

Upon the closing of a sale of the common shares of TEI Medical to the public in a public offering under the Securities Act of 1933, all outstanding shares of preferred stock shall be automatically converted into such number of shares of common stock as determined by dividing the preferred stock original issue price of $1.00 by the public offering price.

All preferred stock outstanding is owned by the Company and is eliminated in consolidation.

Common Stock

TEI Medical was authorized to issue 10million shares of voting common stock with a par value of $0.001 per share. The common shares of TEI Medical were issued so that each shareholder of the Company received one tenth of one share of TEI Medical stock for every share of the Company held by virtue of a dividend, as well as an additional 60 shares of common stock of TEI Medical that the Company will retain to satisfy its distribution obligations with respect to the restricted stock units currently held by an officer. These shares were reissued to the officer of the Company on April 21, 2012, at the same time as the officer took delivery of the 600 shares of restricted stock of the Company as described in Note 9.

The liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers and preferences of the holders of the preferred stock.

The holders of the common stock are entitled to one vote for each share of common stock held at all meetings of stockholders and written actions in lieu of meetings.

All common stock is eliminated in consolidation and accounted for as non-controlling interest.

Common Stock Repurchase Transactions

In 2014, TEI Medical repurchased approximately 2.5 shares of common stock for $17. The Company retired these shares in 2014.

In 2013, TEI Medical repurchased approximately 2 shares of common stock for $8. The Company retired these shares in 2013.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

10. Stockholders’ Equity – TEI Medical Inc. (continued)

Stock Option Plan

On November 14, 2011, the stockholders of TEI Medical approved the 2011 Equity Incentive Plan (the 2011 Plan), which provides for the issuance of up to one million shares of common stock.

The Board may suspend or terminate the 2011 Plan at any time and, unless previously terminated, the 2011 Plan shall terminate on November 14, 2021. As of December 31, 2014 and 2013, 817 shares were available for grant under the 2011 Plan.

On November 14, 2011, the Board of TEI Medical approved the grant of 9 stock options with a one-year vesting period at the fair value per share of $0.2258 at the date of grant.

Activity under the stock option plans is as follows:

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life (Years)

Outstanding at December 31, 2013	9	$0.2258	—
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding at December 31, 2014	9	0.2258	6.87

Exercisable at December 31, 2014	9	0.2258	6.87
Vested and expected to vest at
December 31, 2014	9	0.2258	6.87

At December 31, 2014, there was no unrecognized compensation expense related to non-vested stock option arrangements.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

10. Stockholders’ Equity – TEI Medical Inc. (continued)

Restricted Stock

On November 14, 2011, the Board of TEI Medical approved the grant of 174.5 shares of restricted stock to an officer of TEI Medical. The fair value of the restricted stock was based on the market price of TEI Medical’s stock on the date of grant and the fair value of these shares is being recorded as compensation expense based on the vesting terms of the award. The fair value per share of the restricted stock shares at the date of the grant was $0.2258. The restricted shares vested in quarterly installments over a three-year period from the grant date.

As of December 31, 2014, all restricted shares are vested. The Company recorded an expense of $11 in 2014 and $13 in 2013, respectively, relative to this restricted stock grant. At December 31, 2014, there was no unrecognized compensation expense related to any non-vested portion of this restricted stock arrangement.

11. Employee Benefit Plan

The Company has a savings plan for its employees that is designed to be qualified under Section 401(k) of the IRC. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. The participants can select from a variety of investment options. The Company currently matches the lesser of $0.40 for each dollar contributed by the participating employee up to 5% of the employee contributions, or 2% of the eligible compensation of each participating employee. Employees received matching contributions of $272 in 2014 and $221 in 2013.

12. Commitments and Contingencies

The Company entered into a sublease on December 5, 2012, for its corporate office facilities, which expires on March 30, 2018. The Company, as part of this sublease, also paid a $44 security deposit.

The Company’s manufacturing facilities lease expires on December 31, 2017, with a five-year extension at the Company’s option.

TEI Biosciences Inc. and Subsidiary
Notes to Consolidated Financial Statements (continued)
December 31, 2014
(All amounts in thousands)

12. Commitments and Contingencies (continued)

Rent expense was $736 in 2014 and 2013. Future minimum lease payments associated with the leases above are as follows:

Commitment

Year:
2015	$723
2016	891
2017	891
2018	68

13. Subsequent Events

The Company evaluated subsequent events occurring after the consolidated balance sheet date and up to the time the consolidated financial statements were available to be issued, June 25, 2015, and noted no subsequent events, except:

The Company entered into an amendment of its manufacturing facilities lease on May 1, 2015, to lease an additional 4 square feet of space through December 31, 2017.

C O N D E N S E D C O N S O L I D A T E D F I N A N C I A L
S T A T EME N T S (U N A U D I T E D)

TEI Biosciences Inc. and Subsidiary
Quarters Ended March 31, 2015 and 2014

TEI Biosciences Inc. and Subsidiary
Condensed Consolidated Financial Statements (Unaudited)
Quarters Ended March 31, 2015 and 2014

Contents

Condensed Consolidated Financial Statements

TEI Biosciences Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014
	(Unaudited)	(Audited)
ASSETS	(All amounts in thousands)
Current assets:
Cash and cash equivalents	$18,404	$11,402
Trade accounts receivable, net of allowance for doubtful accounts of $328 in 2015 and $111 in 2014	9,640	9,678
Inventories	6,630	6,469
Prepaid income taxes	1,244	3,415
Prepaid expenses and other current assets	253	262
Deferred income taxes	236	236
Total current assets	36,407	31,462

Property and equipment, net	1,346	1,385
Security deposit	44	44
Deferred tax assets, net	1,136	1,136
Total assets	$38,933	$34,027

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$325	$396
Accrued expenses	1,899	1,631
Dividends payable	11	11
Deferred revenue	433	433
Current portion of deferred license fees	232	—
Total current liabilities	2,900	2,471

Deferred tax liability	40	40
Deferred license fees, net of current portion	1,335	—
Deferred rent	321	318

Commitments and contingencies (Note 9)

Stockholders’ equity:
Common stock; $0.001 par value; 20,000 authorized shares; 7,424 shares issued and outstanding in 2015 and 7,455 shares issued and outstanding in 2014	7	7
Additional paid-in capital	14,180	14,131
Notes receivable - officer	(2,862)	(2,862)
Retained earnings	15,557	13,028
Total stockholders’ equity	26,882	24,304
Non-controlling interest	7,455	6,894
Total Equity	34,337	31,198
Total liabilities and equity	$38,933	$34,027
See accompanying notes.
2

TEI Biosciences Inc. and Subsidiary
Condensed Consolidated Statements of Income and Comprehensive Income

	Quarter Ended March 31,
	2015	2014
	(Unaudited)
	(All amounts in thousands)
Revenues:
Product sales	$16,634	$15,636
Royalty income	—	56
License fee	58	31
Total revenues	$16,692	$15,723

Cost of goods sold	1,625	1,566
Gross profit	15,067	14,157

Operating expenses:
Research and development	827	623
General and administrative	2,039	2,441
Sales and marketing	6,497	6,022
Total operating expenses	9,363	9,086

Operating income	5,704	5,071

Other income and expense:
Interest income	32	18
interest expense	—	(2)
	32	16

Income before income tax expense	5,736	5,087
Income tax expense	2,136	1,913
Net income	$3,600	$3,174
Net income attributable to non-controlling interest	$622	$962
Net income attributable to controlling interest	$2,978	$2,212

Other comprehensive income:
Net income	$3,600	$3,174
Comprehensive income	$3,600	$3,174

See accompanying notes.

3

TEI Bioscienes Inc. and Subsidiary
Consolidated Statements of Cash Flows

	Quarter Ended March 31,
	2015	2014
	(Unaudited)
OPERATING ACTIVITIES:	(All amounts in thousands)
Net income	$3,600	$3,174
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65	58
Stock-based compensation expense for equity awards	41	66
Excess tax benefit and deductions from stock-based compensation	(8)	(78)
Provision for doubtful accounts	217	102
Deferred rent	3	6
Changes in operating assets and liabilities:
Trade Accounts receivable	(350)	(1,481)
Prepaid income taxes	2,179	1,563
Inventories	(161)	(261)
Prepaid expenses and other current assets	9	30
Accounts payable	101	(14)
Accrued expenses	267	(122)
Deferred license fees	1,567	(31)
Net cash provided by operating activities	7,530	3,012
INVESTING ACTIVITIES:
Purchases of property and equipment	(26)	(177)
Net cash used in investing activities	(26)	(177)
FINANCING ACTIVITIES:
Payment of dividends	—	(5,839)
Repurchase and retirement of shares	(528)	—
Proceeds received from exercise of stock options	18	142
Excess tax benefit and deductions from stock-based compensation	8	78
Net cash used in financing activities	(502)	(5,619)

Net (decrease) increase in cash and cash equivalents	7,002	(2,784)
Cash and cash equivalents at beginning of year	11,402	22,669
Cash and cash equivalents at end of period	$18,404	$19,885

See accompanying notes.

4

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements
March 31, 2015
(Unaudited)
(All amounts in thousands)

1. Operations
TEI Biosciences Inc. (the Company) is a biomedical company developing, manufacturing, marketing, and selling biologic devices for the repair, reinforcement, or reconstruction of human tissues that have failed due to aging, injury or disease. TEI Medical Inc. (TEI Medical) is a biomedical company developing, marketing, and selling biologic devices for the repair, reinforcement, or reconstruction of human tissues that have failed due to aging, injury or disease.
The Company has developed a family of collagen-based soft tissue repair products that have been cleared by the United States Food and Drug Administration for use in a broad spectrum of tissue repair applications. The Company’s principal sales and marketing partners include Medtronic Neurosurgery for Durepair® and Boston Scientific for Xenform®. The Company also sells SurgiMend® in the U.S. through its sales force and in certain foreign countries through a network of independent agents. TEI Medical’s principal sales and marketing partners include Stryker Orthopaedics (Stryker) for TissueMend®. TEI Medical also sells PriMatrix® in the U.S. through its sales force and in certain foreign countries through a network of independent agents.
2. Summary of Significant Accounting Policies
Principles of Consolidation and Variable-Interest Entity (VIE)
The consolidated financial statements include the accounts of TEI Biosciences Inc. and its 100% wholly owned subsidiary, TEI Biosciences (UK) Limited and include the accounts of TEI Medical which was determined to be a VIE to which the Company is the primary beneficiary. All significant intercompany accounts and transactions between the Company, TEI Biosciences (UK) Limited, and TEI Medical have been eliminated in consolidation.

5

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist of money market funds totaling $12,219 and $3,545 at March 31, 2015 and December 31, 2014, respectively.
Investments with maturities in excess of three months but less than one year are either classified as held-to-maturity securities or available for sale. Management determines the appropriate classification of debt securities at the time of purchase, and reevaluates such designation as of each balance sheet date. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity computed under the effective-interest method. Such amortization is included in interest income. Interest on securities classified as held to maturity is included in interest income.
Trade Accounts Receivable and Allowance for Doubtful Accounts
The Company carries its receivables at invoiced amounts less an allowance for doubtful accounts. The Company provides for an allowance for doubtful accounts based on management’s periodic review for recoverability of accounts receivable of its customers, as well as history of past write-offs, collections and current credit conditions.
The Company’s policy is not to accrue interest on past-due trade receivables.

6

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Inventories
Inventories are stated at the lower of cost or market value, with cost being determined on a first-in, first-out basis. Inventories consist of raw materials, work in process, and finished goods. Raw material includes unprocessed raw animal skins on hand, chemicals used for processing raw animal skins, and miscellaneous purchased components. Work in process includes: (a) processed animal skins before and after lyophilization, but before cutting; (b) lyophilized material cut and ready for sterilization; and (c) sterilized material, but before final packaging. Finished goods represent packaged product available to be shipped to fulfill customer orders. At each balance sheet date, the Company assesses the need to record a provision for excess and obsolete inventory based on the evaluation of inventories for excess quantities, obsolescence or shelf-life expiration. This evaluation includes analyses of historical sales levels by product, projections of future demand, new product launches, the risk of technological or competitive obsolescence for products, general market conditions, and a review of the shelf-life expiration dates for products, as well as the feasibility of reworking or using excess or obsolete products or components in the production or assembly of other products that are not obsolete, or for which there are not excess quantities in inventory. Any such provisions are recorded as cost of sales.
Property and Equipment
Property and equipment are recorded at cost and depreciated over the estimated useful life of the asset using the straight-line method. Details of the components of property and equipment are as follows:

	March 31, 2015	December 31, 2014

Leasehold improvements	$2,165	$2,165
Furniture and laboratory equipment	2,822	2,802
Computer and office equipment	831	825
Motor vehicles	20	20
Equipment under lease obligations	93	93
	5,931	5,905
Less: accumulated depreciation and amortization	(4,585)	(4,520)
	$1,346	$1,385

7

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Property and Equipment (continued)
The estimated useful life of various assets is as follows:

Asset Classification	Estimated Useful Life

Leasehold improvements	Shorter of remaining life of lease or useful life
Furniture and laboratory equipment	7 years
Computer and office equipment	4 years
Motor vehicles	4 years

Repairs and maintenance costs are charged to expense as incurred.
Revenue Recognition
License fees, where the Company has an ongoing involvement or performance obligation, are generally recorded as deferred revenue in the consolidated balance sheet and amortized into license fee revenue in the consolidated income statement over the term of the performance obligation. The Company also recognizes revenues from royalties, which are recognized as earned on an accrual basis.
The Company recognizes revenue from product sales to its marketing partners and sales directly to end customers upon shipment, provided that there is evidence of a final arrangement, passage of title and risk of loss, there are no uncertainties surrounding acceptance, collectability is probable, and the price is fixed or determinable. The Company recognizes revenue from product sales through its sales force and independent agents upon delivery to the end customer provided that there is evidence of a final arrangement, passage of title and risk of loss, there are no uncertainties surrounding acceptance, collectability is probable, and the price is fixed or determinable. Amounts billed to customers for shipping and handling is included in revenue at the time the related product revenue is recognized. Shipping and handling costs included in sales and marketing expenses amounted to $70 and $78 for the quarters ended March 31, 2015 and 2014.

8

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Concentrations of Credit Risk and Significant Customers
The Company has no financial instruments with off-balance sheet risk. The Company invests its cash and cash equivalents in financial institutions that federally insure up to $250 of deposits. At March 31, 2015, such amounts were in excess of FDIC limits by approximately $18,218.
Foreign Currency Translation and Transactions
The financial statements of the Company’s United Kingdom subsidiary, TEI Biosciences (UK) Limited, are measured using the Great Britain Pound (GBP) as the functional currency. Assets and liabilities of this subsidiary are translated at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the average daily rate of exchange during the reporting period. Resulting gains or losses are recognized as a component of other comprehensive income (loss), but have not been material to date.
Transactions denominated in currencies other than the local currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transaction. Transaction gains or losses were not material for the quarters ended March 31, 2015 and 2014.

9

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Polices (continued)
Fair Value of Financial Instruments
Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures establishes the following fair value hierarchy for the use of observable inputs and unobservable inputs in valuing assets and liabilities:
Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.
The Company’s investment strategy is focused on capital preservation. The Company invests in instruments that meet credit quality standards as outlined in the Company’s investment policy guidelines. These guidelines also limit the amount of credit exposure to any one issue or type of instrument. Currently, the company’s investments are limited to money market accounts.
As of March 31, 2015 and December 31, 2014, all of the Company’s financial assets that were subject to fair value measurements were valued using observable inputs, and the Company had no financial liabilities that were subject to fair value measurement. The Company’s financial assets, valued based on Level 2 inputs, consisted of money market instruments:

10

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Polices (continued)
Fair Value of Financial Instruments (continued)

		Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	March 31, 2015	(Level 1)	(Level 2)	(Level 3)

Money market	$12,219	$—	$12,219	$—
	$12,219	$—	$12,219	$—

		Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	December 31, 2014	(Level 1)	(Level 2)	(Level 3)

Money market	$3,545	$—	$3,545	$—
	$3,545	$—	$3,545	$—

11

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Research and Development Expenses
The Company expenses research and development costs as incurred.
Research and development costs primarily comprise salaries and fringe benefits, professional fees (excluding legal expenses), pre-clinical studies, testing costs, supplies and facilities costs.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets, which represent property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company does not believe that any events have occurred that would indicate that its long-lived assets were impaired at March 31, 2015.
Income Taxes
The Company provides for federal and state income taxes whereby a deferred tax asset or liability is measured at the enacted tax rates that would be in effect when any differences between the financial statement and tax bases of assets and liabilities are expected to reverse.
Significant deferred tax assets of the Company consists of depreciation and amortization, share-based compensation, license fee revenue and inventory reserves.
The Company’s effective income tax rates for the quarters ended March 31, 2015 and 2014 were 37.2% and 37.6%, respectively.
Comprehensive Income
Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The foreign currency gain was immaterial for the quarters ended March 31, 2015 and 2014.

12

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

2. Summary of Significant Accounting Policies (continued)
Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers ASU 2014-09 affects all entities - public, private, and not-for-profit-that have contracts with customers, except for certain items, which include leases, insurance contracts; most financial instruments, and guarantees (other than product or service warranties). The new revenue recognition standard eliminates the transaction- and industry-specific revenue recognition guidance under current U.S. GAAP and replaces it with a principle-based approach for determining revenue recognition. All nonpublic entities are required to apply the revenue recognition standard for annual reporting periods beginning on or after December 15, 2017, and interim reporting periods within annual reporting periods beginning after December 15, 2018. Nonpublic entities may elect to apply the requirements of the revenue standard earlier as of the following dates: (a) An annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period (public entity effective date); (b) an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning after December 15, 2017; and (c) an annual reporting period beginning after December 15, 2017, including interim reporting periods within that reporting period. The implementation of ASU 2014-09 has not been fully evaluated as to the effect on the Company's consolidated financial statements.

On April 1, 2015 the Financial Accounting Standards Board (FASB) voted to delay implementation for a year for both public and private companies under Revenue From Contracts With Customers (Topic 606): Deferral of the Effective Date. As a result, public entities filing under U.S. GAAP will apply the new standard to annual reporting periods beginning after December 15, 2017, and nonpublic entities will apply it to annual reporting periods beginning after December 15, 2018.

13

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

3. Inventories
Inventories consisted of the following:

	March 31, 2015	December 31, 2014

Raw material	$1,349	$1,254
Work in process	2,777	2,781
Finished goods	2,504	2,434
	$6,630	$6,469
4. Deferred Compensation
The Company’s founder had agreed, through July 1999, to defer the payment of part of his annual compensation. In 2001, he agreed to accept a contingent future issuance of 441 shares of the Company’s common stock in lieu of a deferred compensation obligation of $1,764, contingent on: (a) the sale of the Company to a third party or (b) the first public offering of shares of common stock in which he would be able to participate and sell a sufficient number of shares of common stock to satisfy any federal or state tax obligation arising as the result of the Company’s payment of the deferred compensation obligation.
5. Common Stock Repurchase Transactions and Dividends
In 2015, the Company and TEI Medical repurchased approximately 39.7 shares of common stock for approximately $528. The Company also retired these repurchased shares in 2015.
In 2014 the Board of Directors declared a cash dividend of $2.67 per share, subject to any required tax withholding. The total amount of the dividend the Company declared to its shareholders was $19,972 and was paid in March and April of 2014.

14

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

6. Notes Receivable - Officer
An officer of the Company has three notes outstanding in the amount of $4,031, with interest rates ranging from 1.15% to 2.25%. All three notes mature on April 21, 2021 and are collateralized by shares of the Company’s common stock owned by the officer.
The Company has presented these notes receivable as a reduction of stockholders’ equity, except for the note for the exercise of stock options and corresponding potential liability ($1,169) which has been excluded from the accompanying consolidated balance sheets as the substance of the transaction is a fully vested stock option.
7. Stock-Based Compensation
As of March 31, 2015, the Company had stock options outstanding from the Company’s 2006 Equity Incentive Plan (the 2006 Plan). Stock options issued under the Plan become exercisable over specified periods, generally within four years from the date of grant for employees and one year for board of directors and generally expire ten years from the grant date.
As of March 31, 2015, there was approximately $89 of total unrecognized compensation costs related to unvested stock options. These costs are expected to be recognized over a weighted- average period of approximately one year. There were 6 stock options granted during the three months ended March 31, 2015.
8. Employee Benefit Plan
The Company has a savings plan for its employees that is designed to be qualified under Section 401(k) of the IRC. Eligible employees are permitted to contribute to the 401(k) plan through payroll deductions within statutory and plan limits. The participants can select from a variety of investment options. The Company currently matches the lesser of $0.40 for each dollar contributed by the participating employee up to 5% of the employee contributions, or 2% of the eligible compensation of each participating employee. Employees received matching contributions of $75 and $67 for the quarters ended March 31, 2015 and 2014.

15

TEI Biosciences Inc. and Subsidiary
Notes to Condensed Consolidated Financial Statements (continued)
March 31, 2015
(Unaudited)
(All amounts in thousands)

9. Commitments and Contingencies
The Company entered into a sublease on December 5, 2012, for its corporate office facilities, which expires on March 30, 2018. The Company, as part of this sublease, also paid a $44 security deposit.
The Company’s manufacturing facilities lease expires on December 31, 2017, with a five-year extension at the Company’s option.
Rent expense was $184 for the quarters ended March 31, 2015 and 2014. Future minimum lease payments associated with the leases above are as follows:

Commitment

Year:
2015	$545
2016	891
2017	891
2018	68
10. Subsequent Events
The Company evaluated subsequent events occurring after the consolidated balance sheet date and up to the time the consolidated financial statements were prepared, July 15, 2015, and noted no subsequent events, except:
The Company entered into an amendment of its manufacturing facilities lease on May 1, 2015, to lease an additional 4 square feet of space through December 31, 2017.
On June 26, 2015, the Company and TEI Medical signed two separate merger agreements with Integra LifeSciences Corporation (Integra) whereby Integra will acquire all the shares of the Company and TEI Medical as stated in the Agreement and Plan of Merger documents.

16

ITEM 9.01 (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION
On July 17, 2015, the Company completed the execution of the Merger Agreements under which the Company acquired TEI Bio and TEI Med.
TEI Bio is in the business of developing and commercializing biologic devices for soft tissue repair and regenerative applications, including dura and hernia repair and plastic and reconstructive surgery. TEI Med holds a license to TEI Bio’s regenerative technology in the fields of wound healing and orthopedics. The consolidated financial statements of TEI Bio also include the accounts of TEI Med, which was established in a spin-off transaction in 2011, and has been determined to be a VIE to which the TEI Bio is the primary beneficiary.
Under the terms of the Merger Agreements, the Company paid approximately $312.0 million ($211.0 million for TEI Bio and $101.0 million for TEI Med) subject in each case to purchase price adjustments for certain working capital changes. In July 2015, the Company drew $310.0 million on its Revolving Credit Facility to facilitate this transaction. In August 2015, ILS Holdings completed an equity offering of common stock for proceeds of approximately $220.0 million. These proceeds were used to pay down the senior credit facility that was initially used to fund the acquisition. The TEI Bio and TEI Med acquisitions are accounted for under FASB Accounting Standards Codification Topic 805 (ASC 805), Business Combinations. The fair values of assets acquired and liabilities assumed are based on preliminary estimates of fair values as of the acquisition date. Management believes the fair values recognized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available. There can be no assurance that the final determination will not result in material changes from these preliminary amounts.
The unaudited pro forma condensed combined balance sheet as of March 31, 2015 was derived from the historical balance sheet of ILS Holdings at March 31, 2015 with the historical balance sheet of TEI Biosciences Inc. and Subsidiary at March 31, 2015, giving effect to the acquisition as though it was completed on March 31, 2015.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the three-month period ended March 31, 2015 were prepared by combining ILS Holdings' historical statements of operations with TEI Biosciences Inc. and Subsidiary historical statements of operations for these same periods, respectively, giving effect to the acquisition as though it was completed on January 1, 2014. These unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.
These unaudited pro forma condensed combined financial statements are presented for illustrative purposes only. The unaudited pro forma adjustments are based upon available information and assumptions that ILS Holdings believes are reasonable, directly attributable to the acquisition, and factually supportable. These unaudited pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of ILS Holdings would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of ILS Holdings for any future period or as of any date.

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2015
(amounts in thousands)

	ILS Holdings	TEI Bio	Acquisition and Financing		Other Adjustments		Pro Forma Combined
Assets:
Cash and cash equivalents	$79,871	$18,404	$310,000	(a)	(17,163)	(d)(e)	$77,451
			220,000	(b)	(312,359)	(d)
			(220,000)	(c)	(1,302)	(f)
Accounts receivable, net	126,785	9,640	—		(629)	(d)(e)	135,796
Inventories, net	233,043	6,630	—		16,582	(d)(e)	256,255
Deferred tax assets	58,293	236	—		(236)	(e)	58,293
Prepaid expenses and other current assets	23,958	1,497	—		5,929	(d)(e)	31,384
Total current assets	521,950	36,407	310,000		(309,178)		559,179
Property, plant & equipment, net	210,111	1,346	—		681	(d)(e)	212,138
Intangible assets, net	447,424	—	—		218,069	(d)	665,493
Goodwill	354,202	—	—		150,144	(d)	504,346
Deferred tax assets	5,684	1,136	—		(1,136)	(e)	5,684
Other assets	11,436	44	—		(44)	(e)	11,436
Total assets	$1,550,807	$38,933	$310,000		$58,536		$1,958,276

Liabilities and Stockholders' Equity:
Current liabilities:
Borrowings under senior credit facility	$5,625	$—	$—		$—		$5,625
Convertible securities	—	—	—		—		—
Accounts payable, trade	42,630	325	—		(325)	(e)	42,630
Deferred revenue	4,303	433	—		(433)	(e)	4,303
Accrued compensation	33,209	—	—		—		33,209
Accrued expenses and other current liabilities	41,038	2,142	—		7,787	(d)(e)	50,967
Total current liabilities	126,805	2,900	—		7,029		136,734
Long-term borrowings under senior credit facility	396,250	—	310,000	(a)	$—		486,250
			(220,000)	(c)	—
Long-term convertible securities	215,177	—	—		—		215,177
Deferred tax liabilities	92,431	40	—		88,476	(d)(e)	180,947
Other liabilities	32,045	1,656	—		(1,330)	(d)(e)	32,371
Total liabilities	862,708	4,596	90,000		94,175		1,051,479

Stockholders’ Equity:
Common stock and paid-in capital, net of treasury stock	412,371	11,325	220,000	(b)	(11,325)	(e)	632,371
Minority interest	—	7,455	—		(7,455)	(e)	—
Accumulated other comprehensive loss	(47,616)	—	—		—		(47,616)
Retained earnings	323,344	15,557	—		(15,557)	(e)	322,042
	—	—	—		(1,302)	(f)
Total stockholders’ equity	688,099	34,337	220,000		(35,639)		906,797
Total liabilities and stockholders’ equity	$1,550,807	$38,933	$310,000		$58,536		$1,958,276

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2014
(amounts in thousands, except per share amounts)

	ILS Holdings	TEI Bio	Acquisition and Financing		Other Adjustments		Pro Forma Combined

Total revenue, net	$928,305	$63,456	$—		$—		$991,761

Costs and expenses:
Cost of goods sold	352,801	7,386	—		11,514	(2)	371,701
Research and development	51,596	2,728	—		—		54,324
Selling, general and administrative	445,967	33,586	—		4,984	(2)(3)	484,537
Intangible asset amortization	12,400	—	—		—		12,400
Goodwill impairment charge	—	—	—		—		—
Total costs and expenses	862,764	43,700	—		16,498		922,962

Operating income	65,541	19,756	—		(16,498)		68,799

Interest income	168	70	—		—		238
Interest expense	(21,967)	(6)	(1,782)	(4)	—		(23,755)
Other income (expense), net	(763)	—	—		—		(763)
Income before income taxes	42,979	19,820	(1,782)		(16,498)		44,519

Income tax expense	8,975	7,452	—		586	(5)(6)	17,013

Net income	$34,004	$12,368	$(1,782)		$(17,084)		$27,506

Net income per common share:
Basic	$1.05						$0.76
Diluted	$1.03						$0.75

Weighted average common shares outstanding:
Basic	32,432		3,795	(1)			36,227
Diluted	32,960		3,795	(1)			36,755

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Three-month period ended March 31, 2015
(amounts in thousands, except per share amounts)

	ILS Holdings	TEI Bio	Acquisition and Financing		Other Adjustments		Pro Forma Combined

Total revenue, net	$233,665	$16,692	$—		$—		$250,357

Costs and expenses:
Cost of goods sold	86,722	1,625	—		2,879	(2)	91,226
Research and development	12,556	827	—		—		13,383
Selling, general and administrative	114,064	8,536	—		1,246	(2)(3)	123,846
Intangible asset amortization	3,535	—	—		—		3,535
Total costs and expenses	216,877	10,988	—		4,125		231,990

Operating income	16,788	5,704	—		(4,125)		18,367

Interest income	5	32	—		—		37
Interest expense	(5,492)	—	(446)	(4)	—		(5,938)
Other income (expense), net	1,316	—	—		—		1,316
Income before income taxes	12,617	5,736	(446)		(4,125)		13,782

Income tax expense	4,233	2,136	—		443	(5)(6)	6,812

Net income	$8,384	$3,600	$(446)		$(4,568)		$6,970

Net income per common share:
Basic	$0.26						$0.19
Diluted	$0.25						$0.19

Weighted average common shares outstanding:
Basic	32,736		3,795	(1)			36,531
Diluted	33,342		3,795	(1)			37,137

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation
For the pro forma condensed combined balance sheet, the $312.4 million purchase price has been allocated based on management’s preliminary estimate of the fair values of the TEI Bio assets to be sold and liabilities assumed as of July 17, 2015. Certain elements of the purchase price allocation are considered preliminary, particularly as it relates to the final valuation of certain identifiable intangible assets and there could be significant adjustments when the valuation is finalized. Management expects the purchase price allocation to be finalized during the fourth quarter of 2015. The preliminary purchase price allocation is as follows (in thousands):

Cash	$1,241.1
Accounts receivable, net	9,010.9
Inventories	23,212.1
Income tax receivable	5,134.7
Other current assets	2,292.0
Property and equipment, net	2,027.0
Intangible assets	218,069.1
Goodwill	150,143.7

Total Assets	411,130.6

Accrued expenses and other current liabilities	9,929.0
Deferred tax liabilities	88,516.1
Other non-current liabilities	326.3

Total liabilities	98,771.4

Total consideration	$312,359.2
The amount and useful lives of acquired intangible assets were as follows (in thousands):

	Amount	Useful Life
Developed Technology - SurgiMend	$100,290	14 Years
Developed Technology - PriMatrix	65,250	15 Years
Contractual Relationships - Medtronic	26,320	12 Years
Contractual Relationships - Stryker (TisueMend)	12,530	11 Years
Contractual Relationships - Boston Scientific (Xenform)	8,790	12 Years
Contractual Relationships - Stryker (PriMatrix)	4,820	11 Years
Leasehold Interest	69	n/a
	$218,069
The goodwill recorded is based on the benefits ILS Holdings expects to generate from the future cash flows of the acquired product lines.

2.	Pro Forma Adjustments
The following are the descriptions of the pro forma condensed combined balance sheet adjustments:

a)	ILS Holdings borrowed $310.0 million to fund the acquisition from its senior credit facility in July 2015 at an initial variable interest rate of 1.98%.
b)	ILS Holdings raised approximately $220.0 million of cash through a common stock equity offering during August 2015.
c)	ILS Holdings used all of its' $220.0 million of its common stock equity offering proceeds to repay a portion of the outstanding balance on its senior credit facility in August 2015.
d)
This adjustment reflects: a) the payment of the purchase price of $312.4 million in cash less cash acquired of $1.2 million and b) allocation of assets and liabilities acquired as follows: 1) accounts receivable of $9.0 million, 2) inventory of $23.2 million, 3) income tax receivable of $5.1 million, 4) other current assets of $2.3 million, 5) fixed assets of $2.0 million, 6) intangible assets of $218.1 million, 7) goodwill of $150.1 million, 8) current liabilities of $9.9 million, 9) deferred tax liabilities of $88.5 million and 10) other non-current liabilities of $0.3 million.

e)
This adjustment eliminates the historical carrying value of TEI's existing: cash of $18.4 million which was distributed to TEI shareholders prior to the transaction, accounts receivable of $9.6 million, inventory of $6.6 million, prepaid and other current assets of $1.7 million, fixed assets of $1.3 million, other non-current assets of $1.2 million, current liabilities of $2.9 million, non-current liabilities of $1.7 million and equity of $34.3 million.

f)	This adjustment records the impact of external costs paid by ILS Holdings of $1.3 million related to the acquisition that were incurred subsequent to March 31, 2015.
The following are the descriptions of the pro forma condensed combined statement of operations adjustments:

1)	This adjustment reflects the increase in common shares outstanding related to the issuance of stock as a result of the acquisition of TEI Biosciences Inc. and Subsidiary.
2)
This adjustment records amortization expense of $11.5 million for the year ended December 31, 2014 and $2.9 million for the three months ended March 31, 2015 within cost of product revenues for intangible assets subject to amortization recorded in connection with the acquisition on a straight-line basis over their amortizable lives ranging from 14 to 18 years. For the year ended December 31, 2014 and the three months ended March 31, 2015, respectively, $4.5 million and $1.1 million was recorded within selling, general, and administrative expenses with amortizable lives ranging from 14 to 18 years.

3)
This adjustment records depreciation expense of $0.5 million for the year ended December 31, 2014 and $0.1 million for the three months ended March 31, 2015 within selling, general, and administrative expenses for fixed assets purchased in connection with the acquisition on a straight-line basis over their depreciable remaining lives ranging from 2 to 4 years.

4)
This adjustment records incremental interest expense related to the net additional borrowings from the senior credit facility in connection with the acquisition. The incremental interest expense was $1.8 million for both years ended December 31, 2013 and 2014 and $0.4 million for the three months ended March 31, 2015.

A 1/8% change in the variable interest rate would have impacted the net interest expense above by approximately $0.1 million for the years ended December 31, 2013 and 2014 and less than $0.1 million for the three months ended March 31, 2015.

5)	This adjustment reflects the tax impact of adjustments 1-4 above at a combined statutory federal and state rate of 38.1%.
6)	This adjustment reflects the tax impact of including the TEI acquisition results at a combined statutory federal and state rate of 38.1%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ Glenn G. Coleman
Glenn G. Coleman
Corporate Vice President and Chief Financial Officer

Date: October 2, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1	Bio Merger Agreement dated June 26, 2015 (Incorporated by reference to Exhibit 2.1 to ILS Holdings' Current Report on Form 8-K filed on July 20, 2015)
2.2	Med Merger Agreement dated June 26, 2015 (Incorporated by reference to Exhibit 2.2 to ILS Holdings' Current Report on Form 8-K filed on July 20, 2015)
23	Consent of Independent Auditor